UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 21, 2024
Date of Report (date of earliest event reported)

Kioni Holdings Limited

(Exact name of Registrant as specified in its charter)

Delaware	333-277004	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

114 Lavender Street, #08-72 CT Hub 2

Singapore 338729
(Address of principal executive offices) (Zip code)

(617) 313-3243
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, the Board of Directors (the "Board") of Kioni Holdings Limited (the "Company") appointed Dr. Cao Xiaping and Mr. Hu Yao Jerry as director of the Company.

Dr. Cao Xiaping ("Dr. Cao") currently holds a faculty position at Hang Seng Business School and research fellow of ESG center. Dr Cao has taught at Sun Yat-sen University and Singapore Management University. Dr. Cao is an expert in finance, innovation and entrepreneurship with great experience in building innovation driven ecosystem and technology transfer infrastructures. His main achievement includes the leading role in the cofounding of Asia Private Equity Institute (APEI) at Singapore Management University. In Singapore, he was a regular guest lecturer at Nanyang Entrepreneurship Center teaching the master entrepreneurship programs.

Dr Cao has over 10 years' experience in teaching executive courses about Corporate Finance, IPO, M&As, VC and PE. Dr Cao currently serves as associate editor for Economic Modelling and editorial board for Frontier in Artificial Intelligence and several special issue for Pacific Basin Finance Journal. His publication records include over 20 papers including ones in JFE, MS, JFQA, JIE and JBF. Dr Cao has received many awards including best paper in FMA and academic conferences. Dr is also recipient of Lee Foundation Fellow in Singapore and MAS appreciation award for being a regular speaker at Finance Literacy Education for the Singapore government.

Dr. Cao graduated from Boston College with PhD degree in finance in 2008.

Mr. Hu Yao Jerry ("Mr. Hu") as chairman of Hong Kong Federation Economic and Commerce, has been active in the local Hong Kong business community over 20 years, actively participating in economic and trade exchanges between Hong Kong and Singapore. He has worked to promote and make good use of building a platform to promote enterprise development and social welfare affairs.

Mr. Hu has been participating in organizing and hosting large-scale events including: Selection of the most popular securities firms in Hong Kong; Annual Professional Financial Institution Service Award; Annual Forum on New Opportunities for Economic Development and Investment. Mr. Hu has also hosted and edited the "Stories of Hong Kong Famous Brands" book series, which is popular in Hong Kong.

Mr. Hu holds a bachelor's degree in engineering from Donghua University. And now he is the guest professor to Ningbo University of Technology.

There is no arrangement or understanding between Dr. Cao and Mr. Hu with the Company or any other person pursuant to which he was selected as director. Each of Dr. Cao and Mr. Hu does not have any family relationships with any of the Company's directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There is no transaction between Mr. Hu and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 22, 2024	Kioni Holdings Limited

	By:	/s/ Elvis Diao
		Name:	Elvis Diao
		Title:	President and Chief Executive Officer and Chief Financial Officer

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